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                                                                 Exhibit 10.23

                                 PROMISSORY NOTE

Note #83180                                                  Portland, Oregon
Principal                                              Date:  August 11, 1997
Amount: $2,144,171.92


         For value received, the undersigned BLOWOUT ENTERTAINMENT, INC. ("Maker") promises to pay to the order of RENTRAK CORPORATION ("Lender"), an Oregon corporation, at the offices of Lender, located at One Airport Center, 7700 N.E. Ambassador Place, Portland, OR 97218, or such other location as Lender may direct, the principal sum of TWO MILLION ONE HUNDRED FORTY-FOUR THOUSAND ONE HUNDRED SEVENTY-ONE AND 92/100 DOLLARS ($2,144,171.92) as provided herein.

         1. Payment of Principal and Interest. This Note is scheduled for repayment in 12 monthly payments of not less than $178,680.99. The first payment shall be due on January 1, 1998 with each subsequent payment due on the first day of the following month. The entire remaining balance of principal shall become due and payable and shall be paid to Lender on December 1, 1998. If the Maker fails to pay when due any amount of principal under this Note or is otherwise in default pursuant to Section 4, the Maker shall pay interest on the unpaid principal amount of this Note at the rate of twelve percent (12%) per annum compounded annually on such amount from the date due until the amount due is paid in full; provided, however, that if such interest rate would result in this Note being held to be usurious, the rate shall be reduced to the highest rate allowed by law that would not be usurious.

         2. Payments. Payments under this Note shall be made in full when due, without notice, deduction, offset, or deferment, and regardless of any claim Maker may have against Lender under this Note, or any other note, loan agreement, pledge agreement, national account agreement, or other agreement of understanding with Lender or otherwise, and without regard to any provisions of law authorizing offsets, deferral, or forgiveness of payment each of which Maker specifically waives as fully as permitted by applicable law. Time is of the essence of all provisions of this Note.

         3. Prepayment. The Maker may at any time and from time to time repay the principal of this Note, in whole or in part, without penalty or premium, and without prior notice to the Lender.

         4. Acceleration of Indebtedness/Cross-Default. Upon the failure to pay when due any payment on this Note or any part hereof, or upon the occurrence of an event of default under any other note, loan agreement, pledge agreement, national account agreement or any other agreement or understanding between Lender and Maker, the entire indebtedness represented by this Note, including accrued interest, if any, shall be immediately due and payable at the option of Lender and without notice, and the Lender shall have all rights and remedies set forth herein, in any other document referred to herein, or otherwise available at law.

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         5. Security and Cross-Collateralization. The indebtedness represented by this Note is secured by any and all security agreements, pledge agreements, national account agreements or any other agreements between Lender and Maker to the extent that any such agreements create a security interest in any property of Maker.

         6. Costs and Attorneys' Fees. The Maker shall pay on demand the amount of all expenses including, but not limited to, attorneys' fees, incurred by the Lender in collecting on this Note, or collecting or attempting to collect any indebtedness referred to in this Note, including expenses and fees incurred in both trial and appellate courts or incurred without suit, and all court costs and costs of public officials.

         7. No Waiver by Lender. No failure on the part of the Lender to exercise any of its rights hereunder shall be deemed a waiver on the part of the Lender of any of its rights hereunder.

         8. Waiver by Maker. The Maker hereby waives presentment, demand of payment, protest, dishonor, notice of dishonor and notice of nonpayment, and any and all other notices and demands whatsoever.

         9. Governing Law. This Note shall be governed by and construed in accordance with laws of the State of Oregon without regard to its conflicts of laws principles.

         10. Venue. Venue for any action brought under or relating to this Note shall be in the federal or state courts located in Multnomah County, Oregon, and Maker waives any right to contest such venue.

         11. Related Agreements. Maker represents and warrants that the execution, performance and enforcement of this Note does not in any way violate, breach or conflict with the terms or conditions of any agreement to which or by which Maker or any affiliate is or may be bound.

         Made this 11th day of August, 1997.


                                            BLOWOUT ENTERTAINMENT, INC.



                                            By: /s/ STEVE BERNS
                                            Title:  PRESIDENT & CEO